CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 26, 1996, which appears on Page 31 of the annual report on Form 10-K of Allegiance Banc Corporation and Subsidiary for the year ended December 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                      /s/ STEGMAN & COMPANY
                                                          Stegman & Company

Towson, Maryland
July 2, 1996